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                                     EXHIBIT 23.2

                              CONSENT OF J.H. COHN LLP,
                            INDEPENDENT PUBLIC ACCOUNTANTS

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                                                                    EXHIBIT 23.2

                              CONSENT OF J. H. COHN LLP


We consent to the incorporation by reference in this Registration Statement on Form S-3 being filed by Vyrex Corporation (the "Company") of our report dated February 9, 1996, which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Form 10-KSB"), on the financial statements of the Company as of December 31, 1995 and for the year then ended, which are also included in the Form 10-KSB and incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


                                       /s/ J. H. Cohn LLP
                                       --------------------
                                           J. H. Cohn LLP

San Diego, California
November 20, 1997